Exhibit 99.(ii)(3)

TERMINATION AGREEMENT

This Termination Agreement is effective as of June 1, 2026, by and among Invesco Advisers, Inc. (the “Adviser”) and Invesco Canada Ltd. (the “Subadviser”).

BACKGROUND

The Adviser has entered into an investment advisory agreement with each of the Trusts (the “Trusts”), each on behalf of itself and its series portfolios, if any, listed on Schedules A and B hereto (each, an “lnvesco Fund” and, collectively, the “Invesco Funds”). The Adviser is authorized to delegate certain of its rights and obligations under the investment advisory agreements to subadvisers and has entered into an Amended and Restated Master Intergroup Sub-Advisory Contract for Mutual Funds dated July 1, 2020, as amended to date, with certain affiliated subadvisers, including the Subadviser, for each related investment advisory agreement with the Invesco Funds (each, a “Subadvisory Contract” and. together, the “Subadvisory Contracts”).

Capitalized terms not defined herein, are used as defined in the Subadvisory Contracts.

The Adviser and the Subadviser desire to terminate the Subadvisory Contracts solely with respect to the Subadviser. Pursuant to Section 11(c) of the Subadvisory Contracts, the contracts may be terminated at any time without the payment of any penalty with sixty (60) days’ written notice from the Adviser to the Subadviser or from the Subadviser to a Trust.

Upon termination, the Adviser will assume all the duties and responsibilities of the Subadviser. The Subadviser has not undertaken any current duties under the Subadvisory Contracts and has no existing obligations or responsibilities thereunder. The Adviser and the Subadviser, with notice to and consent of the Invesco Funds, desire to terminate the Subadvisory Contracts solely with respect to the Subadviser with immediate effect.

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties hereto, as follows:

1.            Effective June 1, 2026, all Subadvisory Contracts are terminated with respect to the Subadviser.

2.            Notice to and Consent of Invesco Funds. This Termination Agreement provides notice to each of the Invesco Funds of the termination of the Subadviser. By signing this Agreement, the Invesco Funds acknowledge that the Subadvisory Contracts between the Adviser and the Subadviser will terminate effective June 1, 2026 with respect to the Subadviser,and waives the requirement for sixty (60) days prior notice.

3.            Effect on Other Contracts. For ease of administration, the Subadvisory Contracts were signed by multiple parties including other subadvisers. It is understood and agreed that this Termination Agreement only constitutes an agreement between the Adviser and the Subadviser and in no way releases or affects any of the other Subadvisers or any other Subadvisory Contracts.

4.            Release. In consideration of the termination of the Subadvisory Contracts with respect to the Subadviser,all rights, duties, obligations and liabilities arising thereunder of the Subadviser, and the Adviser and each of the Invesco Funds only with respect to the Subadviser, shall be terminated; provided, however, that such termination shall not relieve the Adviser or the Subadviser from any breach or non-performance of any of its respective duties or obligations under the Subadvisory Contracts occurring prior to the date of the termination. The Subadviser acknowledges that no compensation is due to the Subadviser upon this release.

5.            Governing Law. This Termination Agreement shall be construed in accordance with the laws of the State of Texas and the Investment Company Act of 1940, as amended (the ’ 1940 Act”). To the extent that the applicable laws of the State of Texas conflict with the applicable provisions of the 1940 Act, the latter shall control.

6.            Miscellaneous. The captions in this Termination Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Termination Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. This Termination Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Termination Agreement may be executed and delivered by facsimile, e-mail or original signature. An executed facsimile or Portable Document Format (.pdf) copy transmitted by e-mail will be treated as an original.

IN WITNESS WHEREOF, the parties hereto have caused this Termination Agreement to be executed by their officers as of 17th day of August 2026.

INVESCO ADVISERS, INC.

By:	/s/ Melanie Ringold
Name:	Melanie Ringold
Title:	Secretary & Senior Vice President

INVESCO CANADA LTD.

By:	/s/ Glenn Brightman
Name:	Glenn Brightman
Title:	Chairman, Director, Chief Executive Officer & President

NOTICE ACKNOWLEDGED AND CONSENTTO IMMEDIATE TERMINATION

Each Trust (listed on Schedule A) on behalf of itself and each Fund listed on Schedule A

By:	/s/ Glenn Brightman
Name:	Glenn Brightman
Title:	President& Principal Executive Officer

AIM Treasurer’s Series Trust (Invesco Treasurer’s Series Trust), on behalf of itself and each Portfolio listed on Schedule B

By:	/s/ Glenn Brightman
Name:	Glenn Brightman
Title:	President& Principal Executive Officer

Short-Term Investments Trust, on behalf of itself and each Portfolio listed on Schedule B

By:	/s/ Glenn Brightman
Name:	Glenn Brightman
Title:	President& Principal Executive Officer

SCHEDULE A

AIM Counselor Series Trust (Invesco Counselor Series Trust)

Invesco American Franchise Fund

Invesco Core Plus Bond Fund

Invesco Discovery Fund

Invesco Discovery Large Cap Fund

Invesco Equally-Weighted S&P 500 Fund

Invesco Equity and Income Fund

Invesco Floating Rate ESG Fund

Invesco Global Real Estate Income Fund

Invesco Growth and Income Fund

Invesco Income Advantage U.S. Fund

Invesco NASDAQ 100 Index Fund

Invesco S&P 500 Index Fund

Invesco Senior Floating Rate Fund

Invesco Short Duration High Yield Municipal Fund

Invesco Short Term Municipal Fund

Invesco SMA Municipal Bond Fund

AIM Equity Funds (Invesco Equity Funds)

Invesco Charter Fund

Invesco Diversified Dividend Fund

Invesco Main Street All Cap Fund®

Invesco Main Street Fund®

Invesco Rising Dividends Fund

Invesco Summit Fund

AIM Funds Group (Invesco Funds Group)

Invesco Global Core Equity Fund

Invesco Global Small Cap Equity Fund

Invesco International Small Company Fund

Invesco Small Cap Equity Fund

AIM Growth Series (Invesco Growth Series)

Invesco Active Allocation Fund

Invesco Convertible Securities Fund

Invesco Income Allocation Fund

Invesco International Diversified Fund

Invesco Main Street Mid Cap Fund®

Invesco Main Street Small Cap Fund®

Invesco Quality Income Fund

Invesco Select Risk: Conservative Investor Fund

Invesco Select Risk: Growth Investor Fund

Invesco Select Risk: High Growth Investor Fund

Invesco Select Risk: Moderate Investor Fund

Invesco Select Risk: Moderately Conservative Investor Fund

Invesco Small Cap Growth Fund

AIM International Mutual Funds (Invesco International Mutual Funds)

Invesco Asia Pacific Equity Fund

Invesco EQV International Equity Fund

Invesco Global Focus Fund

Invesco Global Fund

Invesco Global Opportunities Fund

Invesco International Growth Fund

Invesco International Small-Mid Company Fund

Invesco International Value Fund

AIM Investment Funds (Invesco Investment Funds)

Invesco Balanced-Risk Allocation Fund

Invesco Balanced-Risk Commodity Strategy Fund

Invesco Core Bond Fund

Invesco Developing Markets Fund

Invesco Discovery Mid Cap Growth Fund

Invesco Emerging Markets ex-China Fund

Invesco Emerging Markets Local Debt Fund

Invesco Global Allocation Fund

Invesco Global Strategic Income Fund

Invesco Health Care Fund

Invesco International Bond Fund

Invesco Multi-Asset Income Fund

Invesco Multi-Strategy Fund

Invesco SteelPath MLP Alpha Fund

Invesco SteelPath MLP Alpha Plus Fund

Invesco SteelPath MLP Income Fund

Invesco SteelPath MLP Select 40 Fund

AIM Investment Securities Funds (Invesco Investment Securities Fund)

Invesco Corporate Bond Fund

Invesco Government Money Market Fund

Invesco High Yield Fund

Invesco Income Fund

Invesco Real Estate Fund

Invesco Short Duration Inflation Protected Fund

Invesco Short Term Bond Fund

Invesco SMA High Yield Bond Fund

Invesco U.S. Government Money Portfolio

AIM Sector Funds (Invesco Sector Funds)

Invesco Comstock Fund

Invesco Comstock Select Fund

Invesco Dividend Income Fund

Invesco Energy Fund

Invesco Gold & Special Minerals Fund

Invesco Small Cap Value Fund

Invesco Technology Fund

Invesco Value Opportunities Fund

AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds)

Invesco AMT-Free Municipal Income Fund

Invesco California Municipal Fund

Invesco High Yield Municipal Fund

Invesco Intermediate Term Municipal Income Fund

Invesco Limited Term California Municipal Fund

Invesco Limited Term Municipal Income Fund

Invesco Municipal Income Fund

Invesco New Jersey Municipal Fund

Invesco Pennsylvania Municipal Fund

Invesco Rochester®AMT-Free New York Municipal Fund

Invesco Rochester®Limited Term New York Municipal Fund

Invesco Rochester® Municipal Opportunities Fund

Invesco Rochester® New York Municipals Fund

AIM Variable Insurance Funds (Invesco Variable Insurance Funds)

Invesco V.I. American Franchise Fund

Invesco V.I. American Value Fund

Invesco V.I. Balanced-Risk Allocation Fund

Invesco V.I. Comstock Fund

Invesco V.I. Core Equity Fund

Invesco V.I. Core Plus Bond Fund

Invesco V.I. Discovery Large Cap Fund

Invesco V.I. Discovery Mid Cap Growth Fund

Invesco V.I. Diversified Dividend Fund

Invesco V.I. Equally-Weighted S&P 500 Fund

Invesco V.I. Equity and Income Fund

Invesco V.I. EQV International Equity Fund

Invesco V.I. Global Fund

Invesco V.I. Global Real Estate Fund

Invesco V.I. Global Strategic Income Fund

Invesco V.I. Government Money Market Fund

Invesco V. I. Government Securities Fund

Invesco V.I. Growth and Income Fund

Invesco V.I. Health Care Fund

Invesco V.I. High Yield Fund

Invesco V.I. International Growth Fund

Invesco V.I. Main Street Fund®

Invesco V.I. Main Street Mid Cap Fund®

Invesco V.I. Main Street Small Cap Fund®

Invesco V.I S&P 500 Buffer Fund - June

Invesco V.I S&P 500 Buffer Fund - September

Invesco V.I S&P 500 Buffer Fund - December

Invesco V.I S&P 500 Buffer Fund - March

Invesco V.I. Small Cap Equity Fund

Invesco V.I. Technology Fund

Invesco V.I. U.S. Government Money Portfolio

Invesco Management Trust

Invesco Conservative Income Fund

Closed-End Funds

Invesco Advantage Municipal Income Trust II

Invesco Bond Fund

Invesco California Value Municipal Income Trust

Invesco Dynamic Credit Opportunity Fund

Invesco High Income Trust II

Invesco Municipal Income Opportunities Trust

Invesco Municipal Opportunity Trust

Invesco Municipal Trust

Invesco Pennsylvania Value Municipal Income Trust

Invesco Quality Municipal Income Trust

Invesco Senior Income Trust

Invesco Senior Loan Fund

Invesco Trust For Investment Grade Municipals

Invesco Trust For Investment Grade New York Municipals

Invesco Value Municipal Income Trust

SCHEDULE B

AIM Treasurer’s Series Trust (Invesco Treasurer’s Series Trust)

Invesco Premier Portfolio

Short-Term Investments Trust

Invesco Government & Agency Portfolio

Invesco Treasury Obligations Portfolio

Invesco Treasury Portfolio